Exhibit 99.1

Frank’s International Agrees to Acquire Blackhawk Specialty Tools, Adding Specialty Cementing and Well Intervention Services and Products to Business Line

•	Diversifies tubular running services offering with complementary technology-driven specialty cementing tools

•	High revenue growth potential with expansion through Frank’s global footprint and applications for onshore and offshore well construction

•	Merger consideration funded with cash on hand and Frank’s equity

HOUSTON, October 7, 2016 – Frank’s International N.V. (“Frank’s”, NYSE: FI) announced today that it has entered into a definitive merger agreement to acquire Blackhawk Group Holdings, Inc., the ultimate parent company of Blackhawk Specialty Tools LLC (“Blackhawk”), a leading provider of well construction and well intervention services and products. Blackhawk is being purchased from Bain Capital Private Equity, a leading global private investment firm which acquired the business together with management in 2013.

Frank’s expects that Blackhawk’s specialty cementation tools will augment its tubular running services business by providing Frank’s the opportunity to diversify its offerings and emerge as a leader in a new business line and a significantly larger addressable market. In addition to what Frank’s believes is a line of well-regarded, market leading, technically differentiated specialty cementation tools, Blackhawk also provides well intervention products through its line of brute packers and related products, and is continuing its development of products for onshore and offshore applications.

Gary Luquette, Frank’s President and Chief Executive Officer, commented, “Similar to Frank’s, Blackhawk has a reputation for combining exceptional service with an innovative portfolio of technology that delivers consistent value to customers. Together we will continue to offer the same reliable service customers expect, while furthering customer relationships with new products and services across the Frank’s global footprint. Joining Blackhawk’s cementing tool expertise with Frank’s global tubular running services franchise will allow us to offer customers worldwide a more integrated suite of best-in-class products and services to address their well construction needs across all environments from land to shelf to deepwater.”

Billy Brown, Blackhawk’s Chief Executive Officer and a founder of the company, stated, “Joining the Frank’s global family is the next step in continuing the expansion of Blackhawk’s industry leading specialty products and equipment. Our team is proud of the progress we have made in developing innovative products and strong customer relationships through quality and reliable service, and we appreciate the support we have enjoyed from our partners at Bain Capital. Combining Frank’s and Blackhawk is the right strategic move at the right time, providing customers the same exceptional service with a broader platform to accelerate future growth.”

Todd Cook, a Managing Director at Bain Capital Private Equity, said, “We have been pleased to work with and support the experienced team at Blackhawk in executing a focused and durable strategy in a demanding, sophisticated market. We look forward to participating in the significant growth we believe will flow from combining these two best in class service providers.”

The merger consideration comprises a combination of approximately $150 million of cash on hand and approximately 12.8 million shares of Frank’s common stock, on a cash-free, debt-free basis (with approximately $80 million of Blackhawk debt being repaid at closing with proceeds from the transaction), subject to adjustment. Based on the Frank’s closing price on Thursday, October 6, 2016 the transaction is valued at approximately $321 million.

Frank’s is focused on driving revenue synergies, and expects the acquired products and services to benefit from Frank’s global presence, operating excellence and strong balance sheet, significantly enhancing the growth potential of the business. Additionally, over time, Frank’s expects to realize the benefits of increased cost efficiency by providing a broader set of product offerings through its combined global infrastructure and optimizing supply chain operations to take advantage of the expanded business.

The transaction is subject to regulatory approvals and other customary closing conditions. It is anticipated that the closing of the transaction will occur during the fourth quarter of 2016.

Morgan Stanley & Co. LLC served as Frank’s exclusive financial advisor on the transaction, and legal advice was provided by Baker & McKenzie LLP. Blackhawk was advised by Simmons & Company International, the energy specialist unit of Piper Jaffray, and legal advice was provided by Ropes & Gray LLP.

Frank’s will host a conference call to discuss the merger on Friday, October 7, 2016 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 43569843. The webcast and presentation materials will be accessible on the Investor Relations section of the Company’s website, www.franksinternational.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 43569843. The replay will also be available in the Investor Relations section of the Frank’s website approximately two hours after the conclusion of the call and will remain available for approximately 90 days.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular services to leading exploration and production companies in both offshore and onshore environments, with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 3,000 employees and provides services in over 60 countries on six continents. Frank’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on Frank’s website, www.franksinternational.com.

About Blackhawk Specialty Tools

Blackhawk Specialty Tools is a leading supplier of engineered well construction and well intervention solutions providing premium automated top drive cement heads and related equipment, cementation products, well intervention tools and top-quality service to the oil and gas industry. Founded in 2008 and headquartered in Houston, Blackhawk operates in the U.S. and Mexican Gulf of Mexico, onshore U.S. and other select international locations. Blackhawk’s specialty product development for the oil and gas industry helps companies save valuable rig time, operate in a safer manner, reduce derrick trips and enhance cementing operations. For more information about Blackhawk, visit www.BlackhawkST.com.

About Bain Capital Private Equity

Bain Capital Private Equity (www.baincapitalprivateequity.com) has partnered closely with management teams to provide the strategic resources that build great companies and help them thrive since our founding in 1984. Our team of more than 400 investment professionals creates value for our portfolio companies through our global platform and depth of expertise in key vertical industries including industrials, consumer/retail, financial and business services, healthcare, and technology, media and telecommunications. In addition to private equity, Bain Capital invests across asset classes including credit, public equity and venture capital, and leverages the firm’s shared platform to capture opportunities in strategic areas of focus.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Frank’s expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the following risks: an inability to satisfy all of the conditions to closing set forth in the merger agreement; an inability to obtain required regulatory approvals for the merger, on the expected timing or at all; an inability to realize expected benefits from the merger or the occurrence of difficulties in connection with the merger; the risk that the merger results in Frank’s incurring unexpected costs, liabilities or delays; the risk that Blackhawk’s business may not be successfully integrated with Frank’s following the closing; and the risk that disruption from the merger may adversely affect Frank’s and Blackhawk’s business and relationships with their customers, suppliers and employees.

Forward-looking statements are based on certain assumptions made by Frank’s based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although Frank’s believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Frank’s, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of Frank’s Annual Report on Form 10-K for the year ended December 31, 2015 that has been filed with the SEC and in Frank’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 that has been filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and Frank’s undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Contacts:

Blake Holcomb – Director, Investor Relations

blake.holcomb@franksintl.com

713-231-2463

Karen Allen – Director, Communications and External Affairs

karen.allen@franksintl.com

713-358-7325

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